Exhibit 99.1

ABC Services, Inc.

Consolidated Financial Statements

December 31, 2015 and 2014

ABC Services, Inc.

Table of Contents

Page

Consolidated Financial Statements

Independent Auditor's Report	1

Balance Sheets as of December 31, 2015, and 2014	2

Statements of Income and Shareholders' Equity for the years ended December 31, 2015 and 2014	3

Statements of Cash Flows for the years ended December 31, 2015 and 2014	4

Notes to Consolidated Financial Statements	5-10

www.rrbb.com

ROSENBERG RICH BAKER BERMAN & COMPANY

265 Davidson Avenue, Suite 210 • Somerset, NJ 08873-4120 • PHONE 908-231-1000 • FAX 908-231-6894

111 Dunnell Road, Suite 100 • Maplewood, NJ 07040 • PHONE 973-763-6363 • FAX 973-763-4430

Independent Auditors' Report

To the Shareholders of
ABC Services, Inc.

We have audited the accompanying consolidated financial statements of ABC Services, Inc., which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of income, shareholders' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity' s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ABC Services, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Somerset, New Jersey

January 23, 2017

AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS • CENTER FOR AUDIT QUALITY • PRIVATE COMPANIES PRACTICE SECTION • PRIME GLOBAL • REGISTERED WITH THE PUBLIC COMPANY ACCOUNTINGOVERSIGHT BOARD

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ABC Services, Inc.

Consolidated Balance Sheets

	December 31,
	2015	2014
ASSETS
Current assets:
Cash	$53,428	$74,344
Accounts receivable, net of allowance for doubtful accounts	313,054	497,178
Receivable from related party	36,188	33,580
Due from shareholders	18,000	18,000

Total current assets	420,670	623,102

Property and equipment, net of accumulated depreciation	16,196	26,993

Total assets	$436,866	$650,095

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	372,613	534,439
Deferred revenue	197,047	197,510
Loan payable - shareholder	53,821	-

Total current liabilities	623,481	731,949

Shareholders' equity (deficit):
Common stock, 1,000 shares authorized; 1,000 shares issued and outstanding	1,000	1,000
Retained deficit - ABC Services, Inc.	(178,990)	(94,397)

Total shareholders' equity (deficit) - ABC Services, Inc.	(177,990)	(93,397)

Non-controlling interest	(8,625)	11,543

Total shareholders' equity (deficit)	(186,615)	(81,854)

Total liabilities and shareholders' equity (deficit)	$436,866	$650,095

See accompanying notes to financial statements.	2

ABC Services, Inc.

Consolidated Statements of Income and Shareholders' Equity

	Year Ended December 31,
	2015	2014
Net sales	$2,850,562	$2,482,959
Cost of sales	2,239,787	1,980,031

Gross profit	610,775	502,928

Operating expenses:
Selling	614,832	358,512
General and administrative	138,393	131,774

Total operating expenses	753,225	490,286

Income (loss) before other income	(142,450)	12,642

Other income:
Commissions	72,689	64,934
Other income	-	26,500

Total other income	72,689	91,434

Net income (loss)	$(69,761)	$104,076

Net income (loss) attributable to non-controlling interests in equity	(20,168)	11,543

Net income (loss) attributable to ABC Services, Inc.	$(49,593)	$92,533

Net income (loss) per above	$(69,761)	$104,076

Shareholders' equity (deficit), beginning of year	(81,854)	(80,930)

Distributions to shareholders	(35,000)	(105,000)

Shareholders' equity (deficit), end of year	$(186,615)	$(81,854)

See accompanying notes to financial statements.	3

ABC Services, Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(69,761)	$104,076
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	10,797	15,674
Change in provision for bad debts and returns	(941)	8,501
(Increase) decrease in:
Accounts receivable	185,064	(231,240)
Accounts receivable from related party	(2,608)	(27,308)
Increase (decrease) in:
Accounts payable and accrued expenses	(161,827)	156,954
Deferred revenue	(461)	116,123

Net cash provided by (used in) operating activities	(39,737)	142,780

Cash flows from investing activities:
Payments for purchases of property and equipment	-	(42,667)

Net cash used in investing activities	-	(42,667)

Cash flows from financing activities:
Proceeds from advance from shareholder	53,821	-
Distributions to shareholders	(35,000)	(105,000)

Net cash provided by (used in) financing activities	18,821	(105,000)

Net increase (decrease) in cash	(20,916)	(4,887)
Cash, beginning of year	74,344	79,231

Cash, end of year	$53,428	$74,344

Supplemental disclosure of cash flow information:
Cash paid for interest	$85	$-
Cash paid for taxes	$-	$-

See accompanying notes to financial statements.	4

ABC Services, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Note 1 - Nature of Operations

Formed under the laws of the state of New York in 1994, ABC Services Inc. (“ABC”) is a leading server and network solutions provider empowering their customers with innovative business technology, and helping them to prosper and surpass their competition with the ability and resources to meet all their IT systems integration needs, quickly and cost effectively. ABC’s services fall in three main categories: IBM Power Systems Services, Cloud Services and Data Center Design. During 2015 and 2014, ABC’s operations were primarily in the New York City metropolitan area.

Note 2 - Summary Of Significant Accounting Policies

Consolidation of Variable Interest Entity:

In 2015, Secure Infrastructure and Services, LLC (“SIAS”), an entity with a similar nature of operations as ABC was formed under the laws of the state of New York. ABC has a 50% member interest in SIAS, is controlled by ABC management and has common ownership interests. As such, SIAS is a variable interest entity as defined by accounting principles generally accepted in the United States (“GAAP”) pertaining to “Consolidation of Variable Interest Entities” and has been consolidated into the financial statements of ABC from the date of their formation pursuant to GAAP.

The consolidated financial statements are those, substantially, of a single economic organization, however, they are not of a single legal entity; nevertheless, the consolidated financial statements are referred to as those of the “Company”. All material intercompany balances and transactions have been eliminated in consolidation at December 31, 2015 and 2014 and for the years then ended.

The Company, as required by GAAP, identifies and segregates in the consolidated financial statements the balances and amounts included in shareholders’ equity and in net income attributable to the non-controlling interests of the Company, which is the interest in the variable interest entity, SIAS. The account attributable to SIAS is identified as “non-controlling interest in equity”.

Use of estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's more significant estimates relate to reserves for uncollected receivables. Actual results could differ from those estimates.

Accounts receivable:

Accounts receivable are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions, and the financial stability of its customers. Accounts are written off as uncollectible after collection efforts have failed. In addition, the Company does not generally charge interest on past-due accounts or require collateral. At December 31, 2015 and 2014, the allowance for doubtful accounts amounted to $7,560 and $8,501, respectively.

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ABC Services, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Note 2 - Summary Of Significant Accounting Policies (continued)

Property and Equipment, and Depreciation:

Property and equipment are stated at cost except for equipment acquired under capital lease obligations, which is stated at the lesser of the present value of the minimum lease payments over the lease term or the fair market value of the asset at lease inception. Depreciation is generally provided using the straight-line method over the estimated useful lives of the related assets.

Repairs and maintenance that do not improve or extend the lives of the property and equipment are charged to expense as incurred.

Revenue and Cost Recognition:

The Company recognizes revenue from product sales at the point of sale, net of sales taxes. Discounts provided to customers at the point of sale are recognized as a reduction in sales as the products are sold.

Subscription revenue is recognized ratably over the term of the subscription. Payments received in advance of providing services are recorded as deferred revenue and amortized to revenue over the term of the agreement.

Revenue from time-and-materials contracts is recognized currently as the work is performed.

Cost of sales includes cost of merchandise sold or third-party service contracts sold during the period, shipping and handling costs, and sales taxes. Additionally, the cost of merchandise sold or third-party contracts sold during the period are recorded net of any discounts and allowances.

Cash and Cash Equivalents:

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

Shipping and handling costs:

Freight billed to customers is considered sales revenue and the related freight costs as a cost of sales.

Fair value of financial instruments:

The carrying value of the Company's financial instruments, consisting principally of cash, receivables, accounts payable, deferred revenue, and loan payable, shareholders approximates fair value due to either the short-term maturity of the instruments or borrowings with similar interest rates or maturities.

Income taxes:

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the Consolidated Financial Statements.

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ABC Services, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Note 2 - Summary Of Significant Accounting Policies (continued)

Income taxes:

The Company accounts for uncertainty in income taxes using a recognition threshold of more-likely- than-not to be sustained upon examination by the appropriate taxing authority. Measurement of the tax uncertainty occurs if the recognition threshold is met. Management has determined that there were no tax uncertainties that met the recognition threshold at the balance sheet dates, and no interest and penalties related to unrecognized tax benefits have been recognized in the Company’s Consolidated Financial Statements.

The Company files tax returns in the U.S. federal jurisdictions and New York State and has no open tax years for 2012 and prior.

Compensated absences:

The Company does not provide for the carryover of unused vacation or sick time beyond the calendar year and, consequently, no accrual of such costs is required at the balance sheet date.

Advertising:

The Company expenses advertising costs as they are incurred. Advertising expense for the years ended December 31, 2015 and 2014 were approximately $119,000 and $108,000, respectively.

Note 3 - Significant Concentrations of Credit Risk

Cash maintained at commercial banks is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 in total. From time to time over the course of the years cash balances may exceed the limit, however, at December 31, 2015 and 2014, cash balances did not exceed federally insured limits.

Credit risk for trade accounts is concentrated as well because substantially all of the balances are receivable from entities located within certain geographic regions. To reduce credit risk, the Company performs ongoing credit evaluations of its customers’ financial conditions, but does not generally require collateral. In addition, at December 31, 2015, approximately 49% of the Company’s accounts receivable is due from four customers, consisting of 15%, 13%, 11%, and 10%, respectively. At December 31, 2014, approximately 51% of the Company's accounts receivable is due from customers, consisting of 17%, 12%, 11% and 11%, respectively.

Note 4 - Major Customers

During 2015, approximately 13% of the Company’s revenue was earned from one customer. During 2014, approximately 15% of the Company’s revenue was earned from one customer.

Note 5 – Balance Due to/from Shareholders

At December 31, 2015 and 2014, the balance due from shareholders amounted to approximately $18,000. Additionally, at December 31, 2015, the balance due to shareholders for loans amounted to approximately

$54,000. There were no formal terms and no interest charged.

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ABC Services, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Note 6 - Property and Equipment

At December 31, property and equipment are comprised of the following:

	2015	2014
Machinery and equipment (5 to 7 years)	$42,667	$42,667
Less: accumulated depreciation	(26,471)	(15,674)
	$16,196	$26,993

Depreciation expense for the years ended December 31, 2015 and 2014 amounted to $10,797 and $15,674, respectively.

Note 7 - Related Party Transactions

The Company, in the regular course of business, rents equipment from Systems Trading, Inc. (“STI”), an affiliate related by common ownership on a month to month basis. For the years ended December 31, 2015 and 2014, rents paid to STI approximated $625,000 and $403,000, respectively. At December 31, 2015 and 2014, the balance of accounts payable due to STI approximated $84,000 and $86,000, respectively.

The Company, in the regular course of business, purchases merchandise for resale from, ABC Services II, Inc. (“ABC2”), an affiliate related by common ownership and management. For the years ended December 31, 2015 and 2014, Purchases from ABC2 approximated $275,000 and $222,000, respectively. And, at December 31, 2015 and 2014, the balance of accounts payable due to ABC2 approximated $6,000 and $9,400, respectively. Additionally, at December 31, 2015 and 2014, the Company has a receivable balance from ABC2 approximating $36,000 and $34,000, respectively. These balances represent expenses paid by the Company on behalf of ABC2, net of cash received. There are no formal terms and no interest charged.

Note 8 - Reconciliation of Balance of Non-Controlling Interest in Equity

The components of the change in the balance of the non-controlling interest in equity at December 31, 2015 and 2014, are as follows:

	2015	2014
Balance at January 1	$11,543	$-
Net income (loss)	(20,168)	11,543

Balance at December 31	$(8,625)	$11,543

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ABC Services, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Note 9 - Consolidated Variable Interest Entity (See Note 2)

Summarized financial information for SIAS, the variable interest entity included in the consolidated financial statements at December 31, 2015 and 2014, and for the years then ended, is as follows:

	2015	2014
Assets	$260,000	$277,000
Liabilities	$272,000	$249,000
Income	$1,612,000	$988,000
Expense	$1,652,000	$959,000

All intercompany transactions and balances have been eliminated.

The carrying amounts and classification of the assets and liabilities of the variable interest entity included in the consolidated financial statements at December 31, 2015 and 2014 is as follows:

	2015	2014
Cash and cash equivalents	$5,500	$51,000
Accounts receivable	238,000	199,000
Property and equipment, net	16,500	27,000
Total Assets	$260,000	$277,000

Accounts payable and accrued expenses	$50,000	$51,000
Deferred revenue	197,000	198,000
Loan payable to related party	25,000	-
Total Liabilities	$272,000	$249,000

The creditor of the variable interest entity loan payable from related party is a shareholder of the Company.

Note 10 - Leases

Effective June 1, 2011, the Company entered into an eight year operating lease for office space in Melville, NY. The Company shares the leased office space with ABC2, a company affiliated by common ownership and management, and charges ABC2 50% of all occupancy charges incurred. The future minimum payments on the lease, net of charges to affiliated company, for each of the next four years and in the aggregate amount to the following:

December 31, 2016	$48,236
2017	49,683
2018	51,174
2019	21,584
$170,677

Rent and occupancy expense for the years ended December 31, 2015 and 2014 amounted to approximately $55,000 and $51,000, respectively, and is included in “General and Administrative” expenses on the related statements of income.

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ABC Services, Inc.

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Note 11 - Subsequent Events

Date of Management's Review:

The Company's management has evaluated subsequent events for the period from December 31, 2015, the date of these Consolidated Financial Statements, through January 23, 2017, which represents the date these Consolidated Financial Statements were available to be issued.

Sale of business:

On October 26, 2016, the shareholders of the Company entered into an Asset Purchase Agreement with Data Storage Corporation Inc. (“DSCI”), a Delaware Corporation, whereby DSCI agreed to purchase substantially all assets of the Company in exchange for shares of stock in DSCI.

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